                                                                     Exhibit 2.1



                                                                  EXECUTION COPY


                             AGREEMENT AND PLAN OF MERGER

                                     DATED AS OF

                                   NOVEMBER 8, 1996

                                     BY AND AMONG

                           TOWN SPORTS INTERNATIONAL, INC.,

                            THE SELLERS AND OPTION HOLDERS

                         NAMED ON THE SIGNATURE PAGES HERETO

                                         AND

                                 TSI MERGER SUB, INC.

                                  TABLE OF CONTENTS
                                  -----------------

                            ARTICLE I--CERTAIN DEFINITIONS

SECTION 1.1.   CERTAIN DEFINITIONS.............................................1
SECTION 1.2.   INTERPRETATION..................................................7

                                ARTICLE II--THE MERGER

SECTION 2.1.   THE MERGER......................................................7
SECTION 2.2.   OUTSTANDING SHARES..............................................7
SECTION 2.3.   CERTIFICATE OF MERGER...........................................7
SECTION 2.4.   CERTIFICATE OF INCORPORATION....................................8
SECTION 2.5.   BY-LAWS.........................................................8
SECTION 2.6.   OFFICERS........................................................8
SECTION 2.7.   DIRECTORS.......................................................8
SECTION 2.8.   CONVERSION OF SHARES............................................8
SECTION 2.9.   DISSENTING SHARES...............................................9
SECTION 2.10.  OPTIONS.........................................................9
SECTION 2.11.  EXCHANGE OF CERTIFICATES.......................................10
SECTION 2.12.  CLOSING........................................................11
SECTION 2.13.  SERIES A PREFERRED; SERIES B PREFERRED.........................11

        ARTICLE III--REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS

SECTION 3.1.   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES...................11
SECTION 3.2.   AUTHORIZATION..................................................12
SECTION 3.3.   NON-CONTRAVENTION..............................................12
SECTION 3.4.   NO CONSENTS....................................................12
SECTION 3.5.   CAPITALIZATION OF THE COMPANY AND THE SUBSIDIARIES.............12
SECTION 3.6.   FINANCIAL STATEMENTS...........................................13
SECTION 3.7.   ABSENCE OF CERTAIN DEVELOPMENTS................................14
SECTION 3.8.   GOVERNMENTAL AUTHORIZATIONS; LICENSES; ETC.....................15
SECTION 3.9.   LITIGATION.....................................................16
SECTION 3.10.  UNDISCLOSED LIABILITIES........................................16
SECTION 3.11.  TAXES..........................................................16
SECTION 3.12.  ENVIRONMENTAL MATTERS..........................................18
SECTION 3.13.  EMPLOYEE MATTERS...............................................19
SECTION 3.14.  EMPLOYEE BENEFIT PLANS.........................................19
SECTION 3.15.  PROPRIETARY RIGHTS.............................................21
SECTION 3.16.  CONTRACTS......................................................22
SECTION 3.17.  BOOKS AND RECORDS..............................................23
SECTION 3.18.  INSURANCE......................................................23
SECTION 3.19.  REAL PROPERTY..................................................24
SECTION 3.20.  TRANSACTION WITH AFFILIATES....................................24
SECTION 3.21.  ACCOUNTS RECEIVABLE............................................25
SECTION 3.22.  SUFFICIENCY OF ASSETS..........................................25

SECTION 3.23.  BROKERS........................................................25
SECTION 3.24.  ACCURACY OF REPRESENTATIONS....................................25
SECTION 3.25.  BOARD RECOMMENDATION...........................................25
SECTION 3.26.  CLOSING DATE...................................................25
SECTION 3.27.  KNOWLEDGE......................................................26

                 ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF NEWCO

SECTION 4.1.   ORGANIZATION...................................................26
SECTION 4.2.   AUTHORIZATION..................................................26
SECTION 4.3.   NON-CONTRAVENTION..............................................26
SECTION 4.4.   NO CONSENTS....................................................26
SECTION 4.5.   BROKERS........................................................27
SECTION 4.6.   ACCURACY OF REPRESENTATIONS....................................27
SECTION 4.7.   FINANCING......................................................27
SECTION 4.8.   HSR............................................................27
SECTION 4.9.   NEWCO BOARD....................................................27
SECTION 4.10.  CLOSING DATE...................................................27

                         ARTICLE V--COVENANTS AND AGREEMENTS

SECTION 5.1.   STOCKHOLDER MATTERS............................................27
SECTION 5.2.   ACCESS AND INFORMATION.........................................28
SECTION 5.3.   CONDUCT OF BUSINESS BY THE COMPANY.............................28
SECTION 5.4.   CLOSING DOCUMENTS..............................................30
SECTION 5.5.   BEST EFFORTS; FURTHER ASSURANCES...............................30
SECTION 5.6.   PUBLIC ANNOUNCEMENTS...........................................31
SECTION 5.7.   THIRD PARTY PROPOSALS..........................................31

                          ARTICLE VI--CONDITIONS TO CLOSING

SECTION 6.1.   MUTUAL CONDITIONS..............................................32
SECTION 6.2.   CONDITIONS TO THE OBLIGATIONS OF NEWCO.........................32
SECTION 6.3.   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SELLERS...35

                    ARTICLE VII--TERMINATION AMENDMENT AND WAIVER

SECTION 7.1.   TERMINATION....................................................36
SECTION 7.2.   EFFECT OF TERMINATION..........................................37
SECTION 7.3.   AMENDMENTS.....................................................37

                              ARTICLE VIII-MISCELLANEOUS

SECTION 8.1.   SELLER REPRESENTATIVE..........................................37
SECTION 8.2.   REPRESENTATIONS AND WARRANTIES OF SELLERS......................38
SECTION 8.3.   NOTICES........................................................38
SECTION 8.4.   SURVIVAL; LIMITATION OF LIABILITY..............................40

SECTION 8.5.   EXHIBITS AND SCHEDULES.........................................40
SECTION 8.6.   TIME OF THE ESSENCE; COMPUTATION OF TIME.......................40
SECTION 8.7.   TRANSFER TAXES; EXPENSES.......................................40
SECTION 8.8.   GOVERNING LAW; CONSENT TO JURISDICTION.........................41
SECTION 8.9.   ASSIGNMENT; SUCCESSORS AND ASSIGNS; NO THIRD PARTY RIGHTS......41
SECTION 8.10.  COUNTERPARTS...................................................41
SECTION 8.11.  TITLES AND HEADINGS............................................41
SECTION 8.12.  ENTIRE AGREEMENT...............................................41
SECTION 8.13.  SEVERABILITY...................................................41
SECTION 8.14.  NO STRICT CONSTRUCTION.........................................42
SECTION 8.15.  SPECIFIC PERFORMANCE...........................................42
SECTION 8.16.  WAIVER OF JURY TRIAL...........................................42

                                 EXHIBITS & SCHEDULES
                                 --------------------

EXHIBIT A           CERTIFICATE OF MERGER
EXHIBIT B           FINANCING LETTER
EXHIBIT C           TAX AFFIDAVIT
EXHIBIT D           COMPANY BOARD APPROVAL
EXHIBIT E           NEWCO SHAREHOLDER APPROVAL

SCHEDULE A          LIST OF OPTION AGREEMENTS
SCHEDULE 2.10(A)    OPTIONS CONVERTED INTO NEW OPTIONS
SCHEDULE 2.10(B)    OPTIONS CONVERTED INTO NEW COMMON STOCK
SCHEDULE 3.1        JURISDICTIONS OF INCORPORATION
SCHEDULE 3.3        NONCONTRAVENTION
SCHEDULE 3.4        CONSENTS
SCHEDULE 3.5        CAPITALIZATION; SUBSIDIARIES
SCHEDULE 3.6        COMPANY FINANCIAL STATEMENTS
SCHEDULE 3.7        INTERIM CHANGES
SCHEDULE 3.8        GOVERNMENTAL AUTHORIZATIONS
SCHEDULE 3.9        LITIGATION
SCHEDULE 3.10       UNDISCLOSED LIABILITIES
SCHEDULE 3.11       TAX MATTERS
SCHEDULE 3.12       ENVIRONMENTAL MATTERS
SCHEDULE 3.13       EMPLOYEE MATTERS
SCHEDULE 3.14       EMPLOYEE BENEFIT PLANS
SCHEDULE 3.15       PROPRIETARY RIGHTS
SCHEDULE 3.16       CONTRACTS
SCHEDULE 3.18       INSURANCE
SCHEDULE 3.19       REAL PROPERTY
SCHEDULE 3.20       AFFILIATE TRANSACTIONS
SCHEDULE 3.21       ACCOUNTS RECEIVABLE
SCHEDULE 3.22       LIENS
SCHEDULE 4.4        NEWCO CONSENTS
SCHEDULE 5.3(N)     CONDUCT OF BUSINESS
SCHEDULE 6.2(M)     OPTIONS TO BE EXERCISED

                             AGREEMENT AND PLAN OF MERGER
                             ----------------------------

     AGREEMENT AND PLAN OF MERGER, dated November 8, 1996, by and among TSI Merger Sub, Inc., a New York corporation ("Newco"), Town Sports International, Inc. (formerly known as Saint John Squash Racquets, Inc.), a New York corporation (the "Company"), the shareholders of the Company listed on the signature pages hereto (each, a "SELLER" and collectively, the "SELLERS") and certain holders of the Options (as defined below) listed on the signature pages hereto (each, an "OPTION HOLDER" and collectively, the "OPTION HOLDERS").

                                 W I T N E S S E T H
                                 - - - - - - - - - -

     WHEREAS, the respective Boards of Directors of Newco, the Company and the Sellers have approved the merger of Newco with and into the Company on the terms and subject to the conditions set forth herein; and

     WHEREAS, pursuant to the Merger (as defined below), shares of Common Stock (as defined below) will be converted into the Merger Consideration (as defined below) in the manner set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:


                            ARTICLE I--CERTAIN DEFINITIONS

     SECTION 1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below.

     "ACQUISITION PROPOSAL" has the meaning set forth in Section 5.7.

     "AFFILIATE" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and with respect to any Seller also includes any Relative thereof. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

     "AGREEMENT" means this Agreement and Plan of Merger.

     "BCL" has the meaning set forth in Section 2.1.

     "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 19601, ET. SEQ., and the regulations promulgated thereunder, as amended, or any successor thereto.

     "CERTIFICATES" means the outstanding certificates which immediately prior to the Effective Time represent shares of Common Stock.

     "CERTIFICATE OF MERGER" has the meaning set forth in Section 2.3.

     "CG SELLERS" means, collectively, Coranda S. A. and Gerarda de Orleans-Borbon, as holders of certain shares of the Common Stock, or any of their respective permitted transferees or assigns.

     "CLASS A COMMON" means the Class A Voting Common Stock, par value $.01 per share, of the Company.

     "CLASS B COMMON" means the Class B Convertible Non-Voting Common Stock, par value $.01 per share, of the Company.

     "CLOSING" has the meaning set forth in Section 2.12.

     "CLOSING DATE" has the meaning set forth in Section 2.12.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means collectively, the Class A Common and the Class B
Common.

     "COMMON STOCK OPTIONS" means (i) the options to purchase up to 118,300 shares of Class B Common granted to certain current and former employees of the Company pursuant to the Option Plan and certain of the Option Agreements, (ii) the options to purchase up to 20,000 shares of Class B Common granted to certain current employees of the Company pursuant to the 1996 Option Plan and certain of the Option Agreements and (iii) the options to purchase up to 130,000 shares of Class A Common granted to Messrs. Marc Tascher and Robert Giardina pursuant to the Tascher Option Agreement and the Giardina Option Agreement, respectively.

     "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section 5.2(b).

     "CONTRACTS" has the meaning set forth in Section 3.16.

     "DISSENTING SHARES" has the meaning set forth in Section 2.9.

     "EFFECTIVE TIME" has the meaning set forth in Section 2.3.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or (e) material fringe benefit plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

     "ENVIRONMENTAL CLAIM" means any claim, complaint, citation, report or other written or oral notice regarding any liabilities or potential liabilities, including any investigatory, remedial or corrective obligations, arising under Environmental and Safety Requirements.

     "ENVIRONMENTAL AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial or administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

     "ENVIRONMENTAL LIEN" shall mean a Lien, either recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Company or any Subsidiary arising under Environmental and Safety Requirements.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXISTING SHAREHOLDERS AGREEMENTS" means, collectively, (i) the Amended and Restated Shareholders Agreement, dated as of March 7, 1995, by and among the Company and its stockholders and (ii) Tascher/Giardina Shareholders Agreement, dated as of September 16, 1994, by and among the Company, the CG Sellers and Messrs. Robert Giardina and Marc Tascher, as each may be amended, restated or modified from time to time.

     "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Agreement, applied on a consistent basis.

     "GIARDINA OPTION AGREEMENT" means the Amended and Restated Stock Option Agreement dated as of September 16, 1994 by and between the Company and Robert Giardina, as amended, restated or modified from time to time.

     "GIARDINA OPTIONS" means the options to purchase Class A Common granted by the Company to Robert Giardina pursuant to the Giardina Option Agreement.

     "GOVERNMENTAL AUTHORITY" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

     "HAZARDOUS SUBSTANCE" means any substance that is a "hazardous substance" under CERCLA, any substance that is a "solid waste" or "hazardous waste" under RCRA, any pesticide, pollutant, contaminant, toxic chemical, petroleum product or byproduct, asbestos, polychlorinated biphenyl, noise, odor, or radiation.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "KNOWLEDGE" means (i) with respect to the Sellers, the actual knowledge of the Sellers (including its directors and officers), without investigation and
(ii) with respect to the Company, the actual knowledge of the Company (including its officers).

     "LENDER" means Bankers Trust Company, as the agent for the lenders under the senior credit facility that may be used in connection with the financing of the Merger, or any other agent for any other such credit facility.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the condition (financial or otherwise), business, assets, results of operations or prospects of the Company or any of its Subsidiaries, taken as a whole or (ii) the ability of the Company, any Seller or any Option Holder to consummate the transactions contemplated hereby and to perform their respective obligations hereunder.

     "MERGER" has the meaning set forth in Section 2.1.

     "MERGER CONSIDERATION" has the meaning set forth in Section 2.8.

     "MERGER DOCUMENTS" means, collectively, this Agreement, the Certificate of Merger, and all other agreements and documents entered into in connection with the Merger and the other transactions contemplated hereby.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

     "1996 OPTION PLAN" means, collectively, each of the Company's Nonqualified Stock Option Agreements dated as of September 26, 1996 by and between the Company and the employees of the Company party thereto.

     "OPTION AGREEMENTS" means, collectively, the Tascher Option Agreement, the Giardina Option Agreement, and the option agreements entered into by and between the Company and certain members of management of the Company as set forth and described in SCHEDULE A attached hereto, each as may be amended, restated or modified from time to time.

     "OPTION HOLDERS" has the meaning set forth in the recitals herein.

     "OPTION PLAN" means the Company's Nonqualified Stock Option Plan adopted as of January 22, 1993 and as amended from time to time, as in effect on the date hereof.

     "OPTIONS" means, collectively, the Common Stock Options, the Series B Options, and any stock options issued in exchange therefor (other than pursuant to Section 2.10).

     "PERMITTED ENCUMBRANCES" has the meaning set forth in Section 3.19.

     "PERSON" means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a Governmental Authority.

     "PREFERRED STOCK" means collectively, the Series A Preferred and the Series B Preferred.

     "PROPRIETARY RIGHTS" has the meaning set forth in Section 3.15.

     "PRO RATA PORTION" means a fraction, the numerator of which is one (1), and the denominator of which is the total number of shares of Common Stock outstanding on a fully diluted basis immediately prior to the Effective Time (assuming (i) full exercise of all outstanding Options, (ii) the conversion of all outstanding shares of Series B Preferred into Class A Common (after giving effect to the exercise of all Series B Options) and (iii) the exercise of all other securities of the Company which are convertible into, or exchangeable for, shares of Common Stock).

     "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 16901 ET. SEQ., and the regulations promulgated thereunder, as amended, or any successor thereto.

     "RELATIVE" means an individual who is the spouse, ancestor, descendant or sibling of the individual specified.

     "SELLER REPRESENTATIVE" has the meaning set forth in Section 8.1.

     "SELLERS" has the meaning set forth in the recitals herein.

     "SERIES A PREFERRED" means the Series A Preferred Stock, par value $.10 per share, of the Company and any other securities of the Company issued in exchange, substitution or replacement therefor.

     "SERIES B PREFERRED" means the Series B Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company and any other securities of the Company issued in exchange, substitution or replacement therefor.

     "SERIES B OPTIONS" means the options to purchase up to 21,251 shares of Series B Preferred granted to certain current and former employees of the Company pursuant to certain of the Option Agreements.

     "SHARES" means collectively all of the issued and outstanding shares of Common Stock and Preferred Stock.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. Unless the context requires otherwise, each reference to a Subsidiary shall be deemed to be a reference to a Subsidiary of the Company.

     "SURVIVING CLASS A COMMON" means the Surviving Corporation's Class A Common Stock, par value $.01 per share, the terms of which are set forth in the Certificate of Merger.

     "SURVIVING COMMON STOCK" means, collectively, the Surviving Class A Common, and the Surviving Corporation's Class B Common Stock, par value $.01 per share, the terms of which are set forth in the Certificate of Merger.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2.1.

     "SURVIVING OPTION PLAN" means the Surviving Corporation's Preferred Stock Option Plan, in form and substance acceptable to Newco.

     "SURVIVING OPTIONS" means the options to purchase the Surviving Corporation's Series B Preferred Stock, par value $.01 per share, granted pursuant to the Surviving Option Plan.

     "TASCHER OPTION AGREEMENT" means the Amended and Restated Stock Option Agreement dated as of September 16, 1994 by and between the Company and Marc Tascher, as may be amended, restated or modified from time to time.

     "TASCHER OPTIONS" means the options to purchase shares of Series B Preferred, Class A Common and Class B Common granted by the Company to Marc Tascher pursuant to the Tascher Option Agreement and the other Option Agreements executed by Marc Tascher and the Company.

     "TAX" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental (under Section 59A of the Code), customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or similar items in respect of the foregoing (whether disputed or not).

     "TAX RETURN" means any return, report, declaration, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax (including any amendment thereof).

     "TRANSFER TAXES" has the meaning set forth in Section 8.7(a).

     "UBS INDEMNITY" means the Union Bank of Switzerland Letter of Credit and Indemnity No. 301-46148, dated August 8, 1988, issued at the request of Coranda S.A. in favor of Bank Julius Baer & Co. Ltd., as amended from time to time.

     SECTION 1.2 INTERPRETATION. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word "including" means "including, but not limited to"; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iv) words importing the singular shall also include the plural, and vice versa.

                                ARTICLE II--THE MERGER

     SECTION 2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Newco shall pursuant to the provisions of the Business Corporation Law of the State of New York (as amended from time to time, the "BCL"), be merged with and into the Company (the "MERGER") and the separate corporate existence of Newco shall thereupon cease in accordance with the provisions of the BCL. The Company shall be the surviving corporation in the Merger and shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the BCL. The separate corporate existence of the Company with all its rights, privileges, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the BCL. From and after the Effective Time, the Company is sometimes referred to herein as the "SURVIVING CORPORATION."

     SECTION 2.2 OUTSTANDING SHARES. (a) As of the date hereof, the number of outstanding shares of capital stock of Newco is three shares of common stock. The number of outstanding shares of Newco's capital stock is subject to change prior to the Effective Time by reason of the subsequent issuance of Newco's capital stock.

     (b) The number of outstanding shares of capital stock of the Company, on a fully diluted basis (without giving effect to the conversion of the Series B Preferred into the Class A Common), is as follows:

          (1) 706,306 shares of Class A Common, all of which are entitled to one (1) vote per share;

          (2) 140,651 shares of Class B Common, none of which are entitled to vote;

          (3) 496 shares of Series A Preferred, none of which are entitled to vote; and

          (4) 389,584 shares of Series B Preferred, all of which are entitled to one (1) vote per share and are entitled to vote as a class on certain matters.

     SECTION 2.3    CERTIFICATE OF MERGER.  On the Closing Date (as defined in
Section 2.12), the parties hereto shall cause a certificate of merger substantially in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF MERGER"), meeting the requirements of Section 904 of the BCL, to be properly executed and filed in accordance with the BCL. The Merger shall be effective at the time and on the date of the filing of the Certificate of Merger in accordance with the BCL, which filing shall occur on the Closing Date (the "EFFECTIVE TIME").

     SECTION 2.4 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, except that Article FOURTH thereof shall be amended immediately following the Effective Time in connection with the filing of the Certificate of Merger on the terms set forth therein. Such amended Certificate of Incorporation of the Surviving Corporation shall continue in full force and effect until further amended in the manner prescribed by the provisions of the BCL.

     SECTION 2.5 BY-LAWS. The by-laws of Newco, substantially in the form previously provided to the Company and the Sellers (but otherwise in form and substance satisfactory to Newco) in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.6 OFFICERS. The officers of the Company (who are not requested to resign pursuant to Section 6.2(f)) immediately prior to the Effective Time shall be the officers of the Surviving Corporation and will hold office until their successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation or by-laws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

     SECTION 2.7 DIRECTORS. The directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will serve until their successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation or by-laws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

     SECTION 2.8 CONVERSION OF SHARES. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof or any party hereto, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held in the Company's treasury or by any of the Subsidiaries, and (ii) Dissenting Shares (as defined in Section 2.9)) shall be canceled and converted into the right to receive (such amount, the "MERGER CONSIDERATION") $35.00 per such share (determined by dividing $43,278,935 by 1, 236,541 (which represents the number of shares of Common Stock outstanding on a fully diluted basis as set forth on SCHEDULE 3.5) and provided that in the event SCHEDULE 3.5 with respect to such number of shares is inaccurate, the Merger Consideration shall be adjusted accordingly) exchanged pursuant to Section 2.11, LESS an amount equal to the Pro Rata Portion MULTIPLIED BY the amount by which the aggregate amount of (i) the expenses incurred or to be incurred by the Company and/or the Sellers and (ii) the estimated amount of Transfer Taxes, pursuant to Sections 8.7(a) and 8.7(b), exceeds $1,000,000 (provided that if the actual amount of Transfer Taxes is less than such estimated amount such that the aggregate amount of such expenses and the actual amount of Transfer Taxes is less than $1,000,000, the Merger Consideration shall be adjusted accordingly), payable in cash to the holder thereof, without interest thereon, upon surrender of the Certificate formerly representing such share, all in accordance with Section 2.11; PROVIDED, that the aggregate amount payable to any holder of a Certificate representing Common Stock shall be reduced dollar-for-dollar by the amount, if any, such holder owes the Company. Any adjustment to the Merger Consideration set forth in this
Section 2.8 shall survive the Closing.

     (b) Each share of Common Stock held in the treasury of the Company or by any Subsidiary immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled, retired and cease to exist as of the Effective Time and no payment shall be made with respect thereto.

     (c) Each share of capital stock of Newco issued and outstanding immediately prior to the Effective Time shall, at the time of the Merger and without any action on the part of Newco, be converted on a one-for-one basis into shares of the corresponding class and/or series of capital stock of the Surviving Corporation, except that shares of Newco's Class C Convertible Common Stock, par value $.01 per share, shall be converted on a one for one basis into shares of Surviving Class A Common.


     (d) From and after the Effective Time, the holders of Certificates (except for Certificates representing Dissenting Shares) shall cease to have any rights with respect to such Certificates, except the right to receive the Merger Consideration with respect to each of the shares represented thereby.

     SECTION 2.9 DISSENTING SHARES. Each share of Common Stock issued and outstanding immediately prior to the Effective Time held by shareholders who shall have properly exercised their appraisal rights with respect thereto under
Section 623 of the BCL ("DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration pursuant to the Merger, but shall be entitled to receive payment of the appraised value of such shares in accordance with the provisions of Section 623 of the BCL, except that each Dissenting Share held by a shareholder who shall thereafter withdraw his or her demand for appraisal or shall fail to perfect his or her right to such payment as provided in such Section 623 shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration in the form such holder otherwise would have been entitled to receive as a result of the Merger. The Company shall give Newco prompt notice of any demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 623 of the BCL and received by the Company in connection with the Merger, and Newco shall have the opportunity to direct and settle all negotiations and proceedings with respect to such demands. The Company will not, except with the prior written consent of Newco, make any payment with respect to, settle or offer to settle, any such demands.

     SECTION 2.10 OPTIONS. The Company and each Option Holder, with respect to such Option Holder's Options, shall take such action as may be necessary or appropriate in order that, at the Effective Time, (a) all Options set forth on
SCHEDULE 2.10(A) shall be converted into the Surviving Options on the terms and conditions set forth in the Surviving Option Plan, (b) all Options set forth in
SCHEDULE 2.10(B) shall be converted into shares of Surviving Class A Common, on terms and conditions satisfactory to Newco, and (c) all Tascher Options that are unexercised and Giardina Options for 29,411 shares of Class A Common shall each be converted into the right to receive, for each share of Common Stock or Series B Preferred subject to such Tascher Option or such Giardina Option, as the case may be, an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Tascher Options or such Giardina Options, as the case may be, in the manner set forth in Section 2.11 in the form of cash by check or wire transfer of immediately available funds (if sufficient wire transfer instructions are submitted by the holder of the Tascher Options or such Giardina Options), to which the holder of such Tascher Options or such Giardina Options is entitled, without interest, less any required withholding of Taxes. The conversion of an Option as set forth in this Section
2.10 shall be deemed a release of
any and all rights the holder had or may have had with respect to its Options. Except as otherwise agreed to by the parties or set forth herein, (i) the Option Agreements shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary (other than the Surviving Option Plan) shall be terminated as of the Effective Time, and (ii) the Company shall take all action necessary to ensure that following the Effective Time no participant in or beneficiary of the Options, the Option Agreements, the Option Plan or other plans, programs or arrangements shall have any right thereunder to retain or acquire, or participate in changes in value of, equity securities of the Company, the Surviving Corporation, Newco or any of their respective Subsidiaries and to terminate all such plans effective as of the Effective Time.

     SECTION 2.11 EXCHANGE OF CERTIFICATES. (a) Upon surrender of any Certificates, together with duly executed stock powers, (i) on or prior to the Closing Date to Newco or the Surviving Corporation in accordance with Section 6.2(n), the holder of each Certificate shall receive from the Surviving Corporation on the Closing Date in exchange therefor, and (ii) following the Closing Date to the Surviving Corporation, the holder of each such Certificate shall receive from the Surviving Corporation immediately thereafter in exchange therefor, the portion of the Merger Consideration, in the form of cash by certified check drawn on a bank located in New York City or wire transfer of immediately available funds (if sufficient wire transfer instructions are submitted by such holder), to which such holder is entitled pursuant to Section 2.8, without interest, less any required withholding of U.S. federal, state or local income Taxes; PROVIDED, that no withholding pursuant to Code Sections 897 and 1445 will be made by Newco, the Company and the Surviving Corporation to the extent that the Company shall have provided the tax affidavit to Newco described in Section 6.2(t). Each such Certificate so surrendered shall be canceled. If payment or delivery is to be made to a Person other than the Person in whose name a Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that the signatures on the certificate or any related stock power shall be properly guaranteed and that the Person requesting such payment either pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate so surrendered or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.11, each Certificate (other than Certificates canceled pursuant to Section 2.8(b) and Dissenting Shares) shall represent for all purposes only the right to receive the Merger Consideration in the form provided for by this Agreement, without interest. All cash paid upon surrender of the Certificates in accordance with this Section
2.11 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock represented thereby.

     (b) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the registered holder of such lost, stolen or destroyed Certificate in form and substance acceptable to Newco (if such affidavit is accepted before the Effective Time) or the Surviving Corporation (if such affidavit is accepted after the Effective Time) and accompanied by a bond in an amount satisfactory to Newco (if such affidavit is accepted before the Effective Time) or the Surviving Corporation (if such affidavit is accepted after the Effective Time), the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration in respect thereof in the manner set forth in Sections 2.8 and 2.11.

     (c) If Certificates are not surrendered prior to the date that is one year after the Effective Time, unclaimed amounts (including interest thereon) of Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation and may be commingled with the general funds of the Surviving Corporation, free and clear of all claims or interest. Notwithstanding the foregoing, any shareholders of the Company who have not theretofore complied with the provisions of this Section 2.11 shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment for their claims in the form and amounts to which such shareholders are entitled.

     (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided for, and in accordance with, the provisions of this Section 2.11.

     SECTION 2.12 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of counsel to Newco, at 10:00 A.M. on the earlier of (i) the fifth Business Day following the satisfaction or waiver of the conditions set forth in Article VI, or (ii) December 6, 1996, or on such date and time as the Company and Newco shall mutually agree. The time and date of the Closing is herein called the "CLOSING DATE".

     SECTION 2.13 SERIES A PREFERRED; SERIES B PREFERRED. (a) The holders of the Series A Preferred acknowledge and agree that, notwithstanding anything contained in paragraph FOURTH of the Company's Restated Certificate of Incorporation, simultaneously with the Closing, the Company shall redeem all of the issued and outstanding Series A Preferred shares from the holders thereof at a price of $1,000.00 per share upon the surrender of the Certificates representing such shares.

          (b) The Company, the Sellers and the Option Holders hereby acknowledge and agree that (i) no dividends pursuant to paragraph FOURTH.B.5(a) of the Company's Restated Certificate of Incorporation will be paid or are payable on any shares of the Series B Preferred in connection with the conversion of such shares in accordance with Section 6.2(l), and (ii) that each share of Series B Preferred is convertible, and at the Closing will be converted, into one share of Class A Common.

        ARTICLE III--REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS

     Each of the Sellers on a several and not joint basis, and the Company, each hereby represents and warrants to Newco as of the date hereof and as of the Closing Date as follows:

     SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation specified on SCHEDULE 3.1 and has the corporate power and authority and all licenses, permits and authorizations necessary to own or lease its property and assets and to carry on its business as presently conducted, and as presently proposed to be conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its business or the ownership of its assets makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. The Company has previously provided to Newco true and complete copies of (i) its certificate of incorporation and all amendments thereto or restatements thereof,

(ii) its by-laws as currently in effect and (iii) true and complete copies of the certificate or articles of incorporation and by-laws, as currently in effect, of each of its Subsidiaries.

     SECTION 3.2 AUTHORIZATION. The Company has the corporate power and authority to execute and deliver this Agreement and each other Merger Document to be executed in connection herewith and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action, other than the meeting of the shareholders of the Company described in Section 5.1. This Agreement and each other Merger Document to be executed in connection herewith has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     SECTION 3.3 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or any other Merger Document, the consummation of the Merger and the other transactions contemplated hereby nor the fulfillment of and the performance by the Company of its obligations hereunder will (i) contravene any provision contained in the Company's Restated Certificate of Incorporation (except as contemplated by Section 2.13) or by-laws, (ii) conflict with, violate or result in a breach (with or without the lapse of time, the giving of notice or both) of, or constitute a default (with or without the lapse of time, the giving of notice or both) under (A) except as set forth in SCHEDULE 3.3, any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license, permit or other instrument or obligation or (B) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Company or any of the Subsidiaries is a party or by which any of them is bound or to which any of their respective assets or properties are subject, (iii) except as contemplated herein or with respect to Liens granted to the Lender at the Closing in connection with the financing described in EXHIBIT B hereto, result in the creation or imposition of any Lien on any of the assets or properties of the Company or the Subsidiaries, including, without limitation, the Proprietary Rights, or (iv) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity, any obligation of the Company or any Subsidiaries, which in the case of any of clauses (ii) through (iv) above, could have a Material Adverse Effect.

     SECTION 3.4 NO CONSENTS. Except for (i) filing and recordation of appropriate merger documents as required by the BCL, and (ii) filings and approvals set forth in SCHEDULE 3.4, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is, to the Sellers' Knowledge, necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby by the Company, the Sellers or the Option Holders; notwithstanding the foregoing, the Sellers make no representation as to the requirement of a filing under the HSR Act.

     SECTION 3.5 CAPITALIZATION OF THE COMPANY AND THE SUBSIDIARIES. (a) The Company's authorized capital stock consists solely of 3,500,000 authorized shares of Class A Common, of which, 576,306 shares are presently issued and outstanding; 1,250,000 shares of Class B Common, of which, 2,351 shares are presently issued and outstanding; 500 shares of Series A Preferred Stock, of which, 496 shares are presently issued and outstanding; and 1,000,000 shares of Series B Preferred of which, 368,333 shares are presently issued and outstanding, in each case, which shares are held beneficially and of record by the Persons set forth on SCHEDULE 3.5(A) in the amounts set forth opposite such Person's name. No shares of the Company's capital stock are held as treasury shares. As of the date hereof, (i) 138,300 shares of Class B Common are reserved for issuance upon the exercise of all outstanding Common Stock Options for Class B Common, (ii) 130,000 shares of Class A Common are reserved for issuance upon exercise of all outstanding Common Stock Options for Class A Common, (iii) 140,651 shares of Class A Common are reserved for issuance upon the conversion of Class B Common, (iv) 21,251 shares of Series B Preferred are reserved for issuance upon exercise of the Series B Options, and (v) 389,584 shares of Class A Common are reserved for issuance upon the conversion of shares of Series B Preferred. Except as set forth in this Section 3.5(a) or in SCHEDULE 3.5(A), the Company does not have (i) any shares of Common Stock or Preferred Stock reserved for issuance, or (ii) any outstanding or authorized option, warrant, right, call or commitment relating to its capital stock or any outstanding securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from it, any shares of its capital stock. Except as set forth in this Section 3.5(a) or in SCHEDULE 3.5(A), there are no (i) outstanding obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company, (ii) authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of the Subsidiaries or (iii) voting trusts, proxies or other agreements among the Company's shareholders with respect to the voting or transfer of the Company's capital stock except as otherwise set forth in this Agreement. Except as set forth in SCHEDULE 3.5(A), there are no preemptive or other subscription rights with respect to any shares of the Company's capital stock, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, are fully paid and are nonassessable.

     (b) All Subsidiaries are listed on SCHEDULE 3.5(B). Except with respect to the Subsidiaries and except as otherwise disclosed in SCHEDULE 3.5(B), neither the Company nor any Subsidiary owns any shares of stock or any equity interest in any Person, and neither the Company nor any of the Subsidiaries controls any other Person by means of ownership, management contract or otherwise. All of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is owned beneficially and of record by the Company, directly or indirectly, is validly issued, fully paid and nonassessable and free and clear of any preemptive rights (other than such rights as may be held by the Company), restrictions on transfer, Taxes or Liens or any other limitation or restriction. Except as set forth in Section 3.5(b), there are no (i) authorized or outstanding securities of the Company or any of the Subsidiaries convertible into or exchangeable for, no options, warrants, or other rights to acquire from the Company or any of the Subsidiaries, and no other contract, understanding or arrangement (whether or not contingent) granting to any Person the right to subscribe for, or providing for the issuance or sale of, any capital stock or other ownership interest in, or any other securities of, any Subsidiary, (ii) voting trusts, proxies or other agreements among the Subsidiaries' shareholders with respect to the voting or transfer of the Subsidiaries' capital stock, or (iii) outstanding obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary. All of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable.

     SECTION 3.6    FINANCIAL STATEMENTS.  Attached hereto as SCHEDULE 3.6 are
(i) the audited consolidated balance sheets, and the audited consolidated statements of earnings, shareholders' equity and cash flows of the Company and its Subsidiaries for the years ended May 31, 1994, May 31, 1995, and May 31, 1996 including the notes thereto, together with the relevant auditors' report with respect thereto and (ii) the unaudited consolidated balance sheet of the Company and its

Subsidiaries as of September 30, 1996 (the "MOST RECENT BALANCE SHEET"). All of the foregoing financial statements are hereinafter collectively referred to as the "COMPANY FINANCIAL STATEMENTS". Except as set forth in SCHEDULE 3.6, the Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, are correct and complete, and fairly present the transactions, assets and liabilities of the Company and its Subsidiaries and the consolidated financial position and consolidated results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated, in each case in accordance with GAAP, subject to, in the case of the Most Recent Balance Sheet, the lack of footnote disclosure and normally recurring year-end audit adjustments.


     SECTION 3.7    ABSENCE OF CERTAIN DEVELOPMENTS.  Except as set forth in
SCHEDULE 3.7, since the date of the Most Recent Balance Sheet, there has not been any Material Adverse Effect and each of the Company and the Subsidiaries has conducted their respective businesses in the ordinary and usual course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on SCHEDULE 3.7 or as expressly contemplated by this Agreement, since the date of the Most Recent Balance Sheet none of the Company nor any of its Subsidiaries has:

     (a) experienced any material changes in any relationship with its suppliers, customers, distributors, brokers, lessors or others, other than changes in the ordinary course of business, consistent with past custom and practice;

     (b) sold, leased, transferred, or assigned any of its material assets, tangible or intangible (including, without limitation, the Proprietary Rights) other than for fair consideration in the ordinary course of business, consistent with past custom and practice;

     (c) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases or licenses) involving more than $100,000 individually to which it is a party or by which it is bound nor modified the terms of any such existing contract or agreement, other than in the ordinary course of business consistent with past custom and practice;

     (d) engaged in any activity which has resulted in any acceleration or delay of the collection of its accounts or notes receivable or any delay in the payment of its accounts payable, in each case other than in the ordinary course of business consistent with past custom and practice;

     (e) (nor has any other party) accelerated, terminated, modified or canceled any permit or agreement, contract, lease or license involving more than $100,000 individually to which it is a party or by which it is bound;

     (f) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting any material property or assets owned or used by it;

     (g) adopted, modified, amended or terminated, in any material respect, any bonus, profit-sharing, incentive, severance, or other similar plan (including any Employee Benefit Plan), contract, or commitment for the benefit of any of its directors, officers, or employees, or otherwise made any material change in the employment terms (including any increase in the base compensation) for any of its officers and employees described in clause (i) of Section 3.13(a);

     (h) made any capital expenditure or any other investment (or series of related investments) in excess of $100,000 other than in the ordinary course of business consistent with past custom and practices;

     (i) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness involving more than $100,000 individually or in the aggregate;

     (j) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $100,000 individually or in the aggregate or outside the ordinary course of business, consistent with past custom and practice;

     (k)  made or authorized any change in its charter or by-laws;


     (l) issued, sold, or otherwise disposed of any of its capital stock, or granted, modified or amended any options, warrants, stock appreciation rights, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or participate in any change in the value thereof;

     (m) made or been subject to change in its accounting practices, procedures or methods or in its cash management practices;

     (n) entered into or become party to any agreement, arrangement or transaction with any of its Affiliates or any of their respective directors, officers, employees (other than in the ordinary course of business, consistent with past custom and practice), shareholders or Relatives, including, without limitation, any (i) loan or advance of funds, or made any other payments, to any of its directors, officers, employees, shareholders or Affiliates, (ii) creation or discharge of any intercompany account, other than in the ordinary course of business consistent with past practice, or (iii) any payment or declaration of any dividend, redemption or other distribution with respect to their respective capital stock;

     (o) granted any license or sublicense of any rights under, allowed to lapse, disposed of, or otherwise experienced any adverse changes with respect to the Proprietary Rights;

     (p) experienced any material changes in the amount or scope of coverage of insurance now carried by them; or

     (q)  committed to do any of the foregoing.

     SECTION 3.8 GOVERNMENTAL AUTHORIZATIONS; LICENSES; ETC. Except as set forth in SCHEDULE 3.8, the business of each of the Company and its Subsidiaries has been operated in compliance, in all material respects, with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all Governmental Authorities and, without limiting the generality of the foregoing, none of the Company and the Subsidiaries or any of their respective officers, directors, employees or agents or other Persons acting on behalf of any of them have used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. Except as set forth in
SCHEDULE 3.8, each of the Company and the Subsidiaries has, and after giving effect to the Merger and the other transactions contemplated by the Merger Documents, will continue to have, all permits, licenses, approvals, certificates and other authorizations, and has made all notifications, registrations, certifications and filings with all Governmental Authorities, necessary or advisable for the operation of its business as currently conducted. Except as set forth in SCHEDULE 3.8, there is no action, case or proceeding pending or, to the Company's Knowledge and the Sellers' Knowledge, threatened by any Governmental Authority with respect to (i) any alleged violation by the Company or its Affiliates of any statute, law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (ii) any alleged failure by the Company or its Affiliates to have any permit, license, approval, certification or other authorization required in connection with the operation of the business of each of the Company and the Subsidiaries.

     SECTION 3.9 LITIGATION. Except as set forth in SCHEDULE 3.9, as of the date hereof, there are no judgments, decrees, lawsuits, actions, proceedings, claims, complaints, injunctions, orders or investigations by or before any Governmental Authority pending or, to the Company's Knowledge and the Sellers' Knowledge, threatened against the Company or its Subsidiaries (i) relating to the Company, any Subsidiary, their respective businesses or properties, the Proprietary Rights, or (ii) seeking to enjoin the transactions contemplated hereby. To the Company's Knowledge and the Sellers' Knowledge, there are no existing facts or circumstances which give any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against the Company or any of the Subsidiaries. None of the litigation listed on SCHEDULE 3.9 could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.10 UNDISCLOSED LIABILITIES. Other than those specifically reflected on the face of (as opposed to in the notes thereto) the Company Financial Statements or disclosed in SCHEDULE 3.10, there are no material liabilities of the Company or its Subsidiaries of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than liabilities incurred in the ordinary course of business consistent with past practices since the date of the Most Recent Balance Sheet (none of which are liabilities for breach of contract, breach of warranty, tort, infringement, violation of law, or an environmental liability).

     SECTION 3.11 TAXES. (a) Except as set forth on SCHEDULE 3.11, each of the Company and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it, all such Tax Returns have been prepared in material compliance with all applicable laws and regulations and are true, correct and complete in all material respects. Except as set forth in SCHEDULE 3.11, all Taxes owed by each of the Company and the Subsidiaries, whether or not shown on any Tax Return, have been timely paid. The Company and the Subsidiaries have maintained adequate provision for, and adequate funds to pay, Taxes payable by the Company and the Subsidiaries as of September 30, 1996, and such provision and funds (as adjusted for the passage of time through the Closing Date in accordance with the past custom and practices of each of the Company and the Subsidiaries in filing its Tax Returns) will be adequate for Taxes payable by the Company and the Subsidiaries as of the Closing Date. There are no Liens on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has made available to Newco correct and complete copies of (i) its federal income Tax returns for the last five (5) taxable years and the corresponding balance sheets of the Company as of the end of such years and (ii) other Tax Returns as requested by Newco.

     (b)  Except as set forth on SCHEDULE 3.11:

          (i) neither the Company nor any Subsidiary is currently the subject of a Tax audit or examination;

          (ii) neither the Company nor any Subsidiary has consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any taxing authority;

          (iii) neither the Company nor any Subsidiary has received, or expects to receive, from any taxing authority any written notice of proposed adjustment, deficiency, underpayment of Taxes or any other such notice which has not been satisfied by payment or been withdrawn, and no claims have been asserted relating to such Taxes against the Company or any Subsidiary;

          (iv) the Company and each of the Subsidiaries has withheld and paid all required Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other similar third party;


          (v) neither the Company nor any Subsidiary has filed a consent to the application of Section 341(f) of the Code;

          (vi) neither the Company nor any of the Subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under
     Section 481(c) of the Code (or any corresponding provision of state, local or foreign Tax law) in taxable income for any Tax period beginning on or after the Closing Date, or (B) any "closing agreement," as described in
     Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax law), to include any item or income in or exclude any item of deduction from any Tax period beginning on or after the Closing Date;

          (vii) each of the Company and the Subsidiaries has disclosed on its income Tax Returns all positions taken therein that could give rise to an accuracy-related penalty under Section 6662 of the Code (or any corresponding provision of Tax law);

          (viii) neither the Company nor any Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G or Section 162(m) of the Code;

          (ix) no claim has ever been made by a taxing authority in a jurisdiction where any of the Company and the Subsidiaries does not pay Taxes or file Tax Returns that such entity is or may be subject to Taxes assessed by such jurisdiction;

          (x) upon Sellers' information and belief and to the Company's Knowledge, the Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);

          (xi) neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement; and

          (xii) neither the Company nor any Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company and the Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     SECTION 3.12 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 3.12 hereto:

     (a) The Company and its Subsidiaries have complied in all material respects and are in compliance in all material respects with all Environmental and Safety Requirements.

     (b) Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied in all material respects with and are in compliance in all material respects with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of their respective facilities and the operation of their respective businesses and such permits, licenses and other authorizations may be relied upon for continued lawful operation of the businesses of the Company and the Subsidiaries on and after the Closing Date, without transfer, reissuance, or other governmental approval or action.

     (c) Neither the Company nor any of its Subsidiaries has received any notice of any Environmental Claim.

     (d) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any Hazardous Substance, or owned or operated any property or facility (and, to the Company's Knowledge and the Sellers' Knowledge, no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to Environmental and Safety Requirements (including CERCLA and RCRA).

     (e)  None of the following exists at any Owned Property or Leased Property:
(i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or
(iv) landfills, surface impoundments or disposal areas, except (x) in the case of clauses (i), (iii) or (iv), for such items that are in compliance in all material respects with all applicable Environmental and Safety Requirements and
(y) in the case of clause (ii), for such items for which no remedial actions are necessary to prevent any present or future material liability.

     (f) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company or any of its Subsidiaries will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to

Environmental and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of Hazardous Substances, personal injury, property damage or natural resources damage.

     (g) Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any so-called "transaction-triggered" or "responsible transfer" Environmental and Safety Requirement.

     (h) Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any material liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental and Safety Requirements.

     SECTION 3.13 EMPLOYEE MATTERS. (a) SCHEDULE 3.13 contains a true and complete list as of September 30, 1996 of (i) the employees currently employed by the Company and its Subsidiaries having an annual base salary in calendar year 1995 of $100,000 or more, indicating the title of and a description of any agreements with such employees , (ii) the rate of all current compensation payable by the Company or its Subsidiaries to each employee, including, without limitation, any bonus, contingent or deferred compensation, and (iii) the directors of each of the Company and the Subsidiaries.

     (b) Except as set forth on SCHEDULE 3.13, (i) neither the Company nor any Subsidiary has entered into any collective bargaining agreements with respect to the employees, (ii) there are no written personnel policies applicable to the employees generally, other than employee manuals, true and complete copies of which have previously been provided to Newco, (iii) there is no labor strike, labor dispute, work slowdown or work stoppage or lockout pending or, to the Company's Knowledge and the Seller's Knowledge, threatened against or affecting the Company or any Subsidiary and during the past two years there has been no such action, (iv) to the Company's Knowledge and the Sellers' Knowledge, no union organization campaign is in progress with respect to any of the employees, and no question concerning representation exists respecting such employees, (v) there is no unfair labor practice, charge or complaint pending or, to the Company's Knowledge and the Sellers' Knowledge, threatened against the Company or any Subsidiary, and (vi) the Company has not entered into any agreement or arrangement restricting its ability to terminate the employment of any or all of its employees at any time, for any lawful or no reason, without penalty or liability. Neither the Company nor any Subsidiary has engaged in any plant closing or employee layoff activities within the last two (2) years that would violate or in any way implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

     SECTION 3.14 EMPLOYEE BENEFIT PLANS. (a) SCHEDULE 3.14 lists all Employee Benefit Plans maintained or contributed to for the benefit of any current or former employee of the Company or its Subsidiaries. No Employee Benefit Plan is or was collectively bargained for. No Employee Benefit Plan is a Multiemployer Plan or a plan which is subject to Title IV of ERISA, and no Employee Benefit Plan provides health or other welfare benefits to former employees other than in compliance with Section 4980B of the Code or similar State law ("COBRA").

     (b) Except as set forth on SCHEDULE 3.14, each Employee Benefit Plan (and each related trust or insurance contract) is maintained and administered in compliance in all material respects with the applicable requirements of ERISA, the Code and any other laws (including compliance with all reporting and disclosure obligations) and, if intended to be tax qualified, Sections 401(a) and 501(a) of the Code. Other than the Company's 401(k) Pension Plan listed on
SCHEDULE 3.14, as to which the Company intends to apply for a favorable determination letter, each Employee Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter that it is so qualified (which favorable determination letter covers changes mandated by the Tax Reform Act of 1986 and subsequent related regulations) and none of the Company or the Subsidiaries is aware of any facts of circumstances which could adversely affect any of such favorable determination letters.

     (c) No material liability under Subtitle C or D of Title IV of ERISA has been or, to the Company's knowledge, is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained or contributed to by any of them. The fair market value of the assets of each single-employer plan equals or exceeds the accrued benefit liabilities thereunder. With respect to each Employee Benefit Plan which is an employee pension benefit plan (as defined in Section 3(2) of ERISA), all required contributions which are due for all periods ending prior to or as of the Closing Date have been made, all such contributions which are not due as of the Closing Date have been properly accrued, and none of the Company or any Subsidiary has incurred any funding deficiency (as defined in ERISA). With respect to each other Employee Benefit Plan, all contributions, premiums or other payments which are due have been made or, if not due as of the Closing Date, have been properly accrued. With respect to each Employee Benefit Plan which is a Section 401(k) plan, the Company and each Subsidiary contribute all employee pre-tax contributions to the appropriate trust in accordance with all applicable laws.


     (d) The Company and each of the Subsidiaries have complied, in all material respects, with the requirements of COBRA.

     (e) None of the Company, any Subsidiary or to the Company's Knowledge and the Sellers' Knowledge, any other Person has engaged in any transaction with respect to any Employee Benefit Plan which could subject the Company or any Subsidiary to any material Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable law. No actions, suits, investigations or claims with respect to the Employee Benefit Plans (other than routine claims for benefits) are pending or to the Company's Knowledge and the Sellers' Knowledge, threatened and none of the Company or any of the Subsidiaries has any knowledge of any facts which could give rise to or be reasonably expected to give rise to any such actions, suits or claims.

     (f) No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Employee Benefit Plan that is subject to Title IV of ERISA, no reportable event within the meaning of Section 4043 of ERISA has occurred with respect to any such Employee Benefit Plan and the PBGC has not commenced or threatened the termination of any Employee Benefit Plan. None of the assets of the Company or any Subsidiary is the subject of any Lien arising under Section 302(f) of ERISA of Section 412(n) of the Code, neither the Company nor any Subsidiary has been required to post any security under Section 307 of ERISA of
Section 401(a)(29) of the Code, and none of the Company nor any Subsidiary has any knowledge of any facts which could reasonably be expected to give rise to such Encumbrance or such posting of security.

     (g) Except as disclosed above, none of the Company or any of the Subsidiaries has any actual or potential material liability with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan which is maintained or sponsored by a member of the controlled group of companies (within the meaning of Section 414 of the Code) that includes the Company or any of the Subsidiaries.

     (h) With respect to each Employee Benefit Plan, the Company has provided to Newco true, complete and correct copies, to the extent applicable, of (i) all documents pursuant to which such Plans are maintained, funded and administered,
(ii) the most recent annual report (Form 5500 series) filed with the IRS report,
(iv) the most recent financial statement, (v) all governmental rulings, determinations and opinions (and any pending requests).

     SECTION 3.15 PROPRIETARY RIGHTS. Except as set forth in SCHEDULE 3.15, the Company and the Subsidiaries own and possess all right, title and interest in, free and clear of all Liens or have a valid, enforceable and effective written license to use, all patents, patent disclosures, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, and all goodwill associated therewith, copyrights, copyright registrations and applications, mask works, trade names, corporate names, trade dress, technology, inventions, computer software, data and documentation (including electronic media), specifications, product drawings, training materials (including films, brochures and printed materials), catalogs and other advertising and promotional materials, trade secrets, know-how, confidential information, financial business and marketing plans, customer and supplier lists, and all other intellectual property and proprietary information or rights used in or necessary for the operation of the business of the Company and the Subsidiaries as presently conducted and presently proposed to be conducted (collectively, the "PROPRIETARY RIGHTS"). SCHEDULE 3.15 contains a complete and accurate list of (i) all patented and registered Proprietary Rights; (ii) all pending patent applications and applications for the registration of other Proprietary Rights; (iii) all material unregistered trademarks and copyrights included among the Proprietary Rights; (iv) all trade and corporate names owned or used by the Company or any Subsidiary; (v) all computer software (other than mass-marketed software having a license fee of less than $1,000.00) owned or used by the Company or any Subsidiary and (vi) all licenses or other agreements to or from third parties regarding any of the Proprietary Rights. Except as set forth in SCHEDULE 3.15, there is not pending or, to the Company's Knowledge and the Sellers' Knowledge, threatened against the Company or any Subsidiary any claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Right, and, to the Company's Knowledge and the Seller's Knowledge, there are no grounds for any such claim. Except as set forth in SCHEDULE 3.15, neither the Company nor any Subsidiary has received any notice of, nor is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights. Except as set forth on SCHEDULE 3.15, the Company and Subsidiaries have not infringed, misappropriated or otherwise conflicted with any proprietary rights of any Person, nor are they aware of any infringement, misappropriation or conflict which will occur as a result of continued operation of the business of the Company and the Subsidiaries as currently conducted. Other than the name "New York Sports Club", there is no individual Proprietary Right the loss or expiration of which would have a Material Adverse Effect. All Proprietary Rights owned or used by the Company and the Subsidiaries prior to the Closing Date will be owned or available for use on identical terms and conditions immediately after the Closing

Date. The Company and the Subsidiaries have no knowledge of any proprietary rights that any competitor or other Person has developed which reasonably could be expected to supersede or make obsolete any product or process used by, or otherwise result in any Material Adverse Effect.

     SECTION 3.16 CONTRACTS. (a) SCHEDULE 3.16 describes all contracts (except for usual and ordinary purchase orders and membership contracts executed in the normal course of business, copies of the forms of which, in the case of membership contracts, have previously been provided or made available to Newco), agreements, leases, commitments, instruments, plans, permits or licenses, whether written or oral, to which, as of the date hereof, the Company or any Subsidiary is a party or is otherwise bound, of the type described below (the "CONTRACTS"):

          (i) all agreements or commitments for the purchase by the Company of machinery, equipment or other personal property other than those that are for amounts not to exceed $100,000;

          (ii) all capitalized leases, pledges, conditional sale or title retention agreements involving the payment of more than $100,000;

          (iii) all employment agreements and commitments, all consulting or severance agreements or arrangements and all other agreements between the Company or a Subsidiary of the Company and any Affiliate of the Company or such Subsidiary or any officer, director or employee of the Company or a Subsidiary;

          (iv) all agreements relating to the consignment or lease of personal property (whether the Company or a Subsidiary is lessee, sublessee, lessor or sublessor), other than such agreements that provide for annual payments of less than $100,000;

          (v) all license, royalty or other agreements relating to the Proprietary Rights;

          (vi) all agreements containing commitments of suretyship, guarantee or indemnification (except for guarantees, warranties and indemnities provided by the Company or any Subsidiary in the ordinary course of business and those having a contract value, in the aggregate of $100,000 or less);

          (vii) all agreements prohibiting the Company or any Subsidiary from freely engaging in any business;

          (viii) all mortgages, indentures, notes, bonds or other agreements relating to indebtedness incurred or provided by the Company or any of the Subsidiaries;

          (ix)  all agreements involving a Governmental Body;

          (x) all partnership agreements and joint venture agreements relating to the Company and the Subsidiaries;

          (xi)  any agreement other than those covered by clauses (i) through
     (x) above involving payment or receipt of more than $100,000 in the aggregate in any calendar year;

          (xii)  any agreement other than those covered by clauses (i) through
     (xi) involving non-competition agreements or nondisclosure covenants intended to protect the Proprietary Rights of the Company and its Subsidiaries or any third party; and

          (xiii)  any commitment to do any of the foregoing described in clauses
     (i) through (xii).

     (b) None of the other parties to any such Contracts has given written notice to the Company or a Subsidiary that it intends to terminate or materially alter the provisions of such Contracts either as a result of transactions contemplated hereby or otherwise, and neither the Company nor any of the Subsidiaries have given notice to any other party to any such Contract that it intends to terminate or materially alter the provisions of any such Contract.

     (c) Neither the Company nor any Subsidiary is in material default, nor has either the Company or any Subsidiary given notice of, any default or claimed, purported or alleged default, and neither the Company nor any Subsidiary is aware of any facts that, with notice or lapse of time, or both, would constitute a default (or give rise to a termination right) on the part of any party in the performance of any obligation to be performed under any of the Contracts.

     (d) True and complete copies of all written Contracts, including any amendments thereto, have been delivered or made available to Newco and such documents constitute the legal, valid and binding obligation of the Company or the Subsidiary party thereto and, to the Company's Knowledge and the Sellers' Knowledge, each other party purportedly obligated thereunder.

     (e) Except as specifically set forth in SCHEDULE 3.16, neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding which contains a "change in control," "potential change in control" or similar provision, which would be triggered by the transactions contemplated hereby.

     SECTION 3.17 BOOKS AND RECORDS. The stock records of the Company and the Subsidiaries fairly and accurately reflect in all material respects the record ownership of all of the outstanding shares of the Company's and the Subsidiaries' capital stock. The other books and records of the Company and its Subsidiaries, including financial records, minute books and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices.

     SECTION 3.18 INSURANCE. SCHEDULE 3.18 contains an accurate and complete description of all policies of fire, liability, workmen's compensation, property, casualty and other forms of insurance owned or held by the Company and the Subsidiaries. Such policies are in adequate amounts and cover risks customarily insured against by businesses of the type operated by the Company
and the Subsidiaries.   All such policies are in full force and effect, all
premiums with respect thereto covering all periods up to and including the Effective Time will have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth in SCHEDULE 3.18 without the payment of additional premiums; and will not be materially affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All of such policies have been issued by reputable insurance companies actively engaged in the insurance business. All known claims, if any, made against the Company or any of the Subsidiaries that are covered by insurance have been disclosed to and accepted by the appropriate insurance companies and are being defended by such appropriate insurance companies and are described in
SCHEDULE 3.18 and, except as disclosed in SCHEDULE 3.18, no claims have been denied coverage during the last three years.

     SECTION 3.19 REAL PROPERTY. (a) SCHEDULE 3.19 sets forth a legal description of each parcel of real property owned, in whole or in part, by the Company or any Subsidiary (the "OWNED PROPERTY"). SCHEDULE 3.19 also sets forth a complete and correct list of all leases or other agreements for occupancy, including all amendments, extensions and other modifications (the "LEASES") for real property or premises utilized by the Company or any Subsidiary (the "LEASED PROPERTY"; the "Owned Property" and the "Leased Property" collectively the "REAL PROPERTY") to which the Company or any Subsidiary is a party. Complete and correct copies of all mortgages, deeds of trust, leases, subleases, guaranties of leases, guaranties of subleases and other documents concerning such Real Property and the interests of the Company and the Subsidiaries therein have been delivered or made available to Newco.

     (b) The Company or a Subsidiary, as applicable, has good and marketable fee simple title to each Owned Property and a good and valid leasehold interest in each Leased Property, in each case, free and clear of all Liens except as is set forth on SCHEDULE 3.19 and except for installments of special assessments of real estate Taxes not yet delinquent and recorded easements, covenants and other restrictions and utility easements, building restrictions, zoning restrictions and other easements and restrictions existing generally with respect to properties of a similar character which do not affect materially and adversely the current use, occupancy or value of, or marketability of title to, the Real Property ("PERMITTED ENCUMBRANCES"). The Company has delivered or made available to Newco true and complete copies of all Permitted Encumbrances listed on SCHEDULE 3.19.

     (c) Each Lease is in full force and effect and is, to the Company's Knowledge and the Sellers' Knowledge, enforceable against the landlord which is a party thereto in accordance with its terms. Neither the Company nor any Subsidiary has received any notice of default or event of default or, to the Company's Knowledge and the Sellers' Knowledge, there exists no event which, with the giving of notice, the passage of time or both could result in a default or event of default under any Lease. The Company has delivered to Newco true and complete copies of all Leases.

     (d) The Real Property constitutes all of the real property owned, leased, occupied or otherwise utilized in connection with the business of the Company and its Subsidiaries. To the Seller's Knowledge, other than the Company and the Subsidiaries, there are no parties in possession or parties having any current or future right to occupy any of the Real Property. The Real Property is in good condition and repair and is sufficient and appropriate for the conduct of the Company's business. To the Company's Knowledge and the Sellers' Knowledge, there exists no violation of any covenant, condition, restriction, easement, agreement or order materially and adversely affecting any portion of the Real Property. There is no pending or, to the Company's Knowledge and the Sellers' Knowledge, any threatened condemnation proceeding materially and adversely affecting the current use, occupancy or value of any Leased Property or any Owned Property.

     SECTION 3.20   TRANSACTION WITH AFFILIATES.  Except as set forth on
SCHEDULE 3.20, none of the Company's shareholders, directors, officers or employees nor any of their respective Relatives or Affiliates is involved in any business arrangement or relationship with the Company or the Subsidiaries (whether written or oral), and none of the Company's shareholders, directors, officers or employees nor any of their respective Relatives or Affiliates owns any property or right, tangible or intangible, which is used by the Company or the Subsidiaries.

     SECTION 3.21 ACCOUNTS RECEIVABLE. Except as listed on SCHEDULE 3.21 hereto, all accounts and notes receivable of the Company and the Subsidiaries reflected on the Company Financial Statements, and all accounts and notes receivable arising subsequent to the date of the Company Financial Statements, in each case, have arisen in the ordinary course of business, consistent with past custom and practice, and the reserves for doubtful accounts set forth on the Company Financial Statements have been established in accordance with past custom and practice and are substantially adequate in light of the previous collectibility experience with respect to accounts receivables generated by the Company and the Subsidiaries.

     SECTION 3.22 SUFFICIENCY OF ASSETS. The assets (whether tangible or intangible) currently owned by the Company or any Subsidiary, or leased or licensed by the Company or any Subsidiary pursuant to any lease or license agreement entered into in the ordinary course of business or otherwise disclosed to Newco, constitute all of the material assets necessary to conduct the businesses of the Company and the Subsidiaries in accordance with past practices, as of September 30, 1996 and as of the date hereof. The Company and the Subsidiaries hold all such assets free and clear of all Liens except for Permitted Encumbrances or as otherwise set forth on SCHEDULE 3.22.

     SECTION 3.23 BROKERS. With the exception of Dresdner Kleinwort Benson, no Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Company or its Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby. The fees and expenses of Dresdner Kleinwort Benson are the sole responsibility of, and shall be paid by, the Company upon the Closing, and such fees and expenses shall be treated in accordance with Section 8.7.

     SECTION 3.24 ACCURACY OF REPRESENTATIONS. No representation or warranty made by the Company in this Agreement or any document delivered, or to be delivered, by or on behalf of the Company pursuant hereto contains or, as of the Closing Date, will contain any untrue statement of a material fact or omits or, as of the Closing Date, will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as expressly set forth in this Article 3 or Section 8.2, Sellers make no representation or warranty express or implied, with respect to the transactions contemplated hereby.

     SECTION 3.25 BOARD RECOMMENDATION. The board of directors of the Company, by unanimous written consent dated as of October 31, 1996, a copy of which is attached hereto as EXHIBIT D, has by unanimous vote of the directors signing such consent (who constituted 100% of the directors then in office) (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the shareholders of the Company, (b) adopted resolutions to recommend that the holders of the shares of Common Stock approve this Agreement and the transactions contemplated, herein, including the Merger, and (c) adopted resolutions providing that, subject to approval of the holders of the Options, the Options shall be treated, in accordance with the terms of this Agreement.

     SECTION 3.26 CLOSING DATE. All of the representations and warranties contained in this Article III and elsewhere in this Agreement and all information delivered in any schedule or exhibit hereto or in any writing delivered to Newco will be true and correct in all material respects on the

Closing Date, except to the extent that the Company has disclosed to Newco otherwise in a written certificate specifically addressed to Newco prior to the Closing; PROVIDED, that no such disclosure shall be effective to limit the rights of Newco under Section 6.2.

     SECTION 3.27 KNOWLEDGE. All qualifications of any representations and warranties contained herein with respect to Sellers' Knowledge are deemed only to apply to the representations and warranties made by Sellers, and not to those made by the Company unless expressly specified otherwise.

                 ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF NEWCO

     Newco represents and warrants to the Company and the Sellers as follows:

     SECTION 4.1 ORGANIZATION. Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its property and assets and to carry on its business as presently conducted. Newco has no Subsidiaries.

     SECTION 4.2 AUTHORIZATION. Newco has the corporate power and authority to execute and deliver this Agreement and each other agreement or instrument to be executed in connection herewith and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. This Agreement and each other agreement or instrument to be executed in connection herewith has been duly authorized, executed and delivered by Newco and constitutes a valid and binding agreement of Newco, enforceable against Newco in accordance with its terms.

     SECTION 4.3 NON-CONTRAVENTION. The execution, delivery and performance by Newco of this Agreement and the Certificate of Merger, the consummation of the Merger and each of the other transactions contemplated hereby will not (i) contravene any provision contained in its Certificate of Incorporation or by-laws, (ii) conflict with, violate or result in a material breach (with or without the lapse of time, the giving of notice or both) of or constitute a material default (with or without the lapse of time, the giving of notice or both) under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license, permit or other instrument or obligation or (B) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which Newco is a party or by which it is bound or to which any of its assets or properties are subject.
Newco has previously delivered to the Company true and complete copies of its certificate of incorporation (and all amendments thereto) and by-laws (as currently in effect) or (iii) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity any material obligation of Newco.

     SECTION 4.4 NO CONSENTS. Except for (i) filing and recordation of appropriate merger documents as required by the BCL and (ii) filings and approvals set forth in SCHEDULE 4.4, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by Newco.

     SECTION 4.5 BROKERS. With the exception of Bruckmann, Rosser, Sherrill & Co., Inc. (and its Affiliates) and Affiliates of Farallon Capital Management, L.L.C. (collectively, the "Investors"), no Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from Newco or any of its subsidiaries in connection with this Agreement or any of the transactions contemplated hereby. The fees and expenses of the Investors, if any, are the sole responsibility of, and shall be paid by, the Surviving Corporation following the Closing.

     SECTION 4.6 ACCURACY OF REPRESENTATIONS. No representation or warranty made by Newco in this Agreement or any document delivered, or to be delivered, by or on behalf of Newco pursuant hereto contains or, as of the Closing Date, will contain any untrue statement of a material fact or omits or, as of the Closing Date, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     SECTION 4.7 FINANCING. Newco has heretofore received a letter of commitment with respect to a senior loan facility from Bankers Trust Company to be provided to the Surviving Corporation in connection with the Merger, a copy of which is attached hereto as EXHIBIT B.

     SECTION 4.8 HSR. Newco is its own "ultimate parent entity" as such term is defined by the HSR Act. Newco does not have a regularly prepared balance sheet and does not have annual net sales or total assets of $25,000,000 or more as defined by Section 801.11(e) of the rules and regulations promulgated under the HSR Act. Newco does not have voting securities with a value in excess of $15,000,000 as determined under the HSR Act.

     SECTION 4.9 NEWCO BOARD. The board of directors of Newco, by unanimous written consent, has approved the execution by Newco of this Agreement.

     SECTION 4.10 CLOSING DATE. All representations and warranties contained in this Article IV and elsewhere in this Agreement and all information delivered in any schedule or exhibit hereto or in any writing delivered to the Company and Seller Representative will be true and correct in all material respects on the Closing Date, except to the extent that Newco has disclosed to the Company and Seller Representative otherwise in a written certificate specifically addressed to the Company and the Seller Representative; PROVIDED, that no such disclosure shall be effective to limit the rights of the Company and Sellers under Section 6.3.

                         ARTICLE V--COVENANTS AND AGREEMENTS

     SECTION 5.1    STOCKHOLDER MATTERS.

          (a) The Company will cause a special meeting of its shareholders to be duly called and held as soon as practicable (but in any event within fifteen
(15) days) after the date hereof for the purpose of approving the Merger, this Agreement and the transactions contemplated hereby which require the approval of the shareholders of the Company. The Company will, through its Board of Directors, recommend to its shareholders approval of the transactions contemplated by this Agreement.

          (b) Each Seller acknowledges that as a condition to its willingness to enter into this Agreement, Newco has requested that each Seller agree, and in order to induce Newco to enter into this Agreement:

               (i) each Seller agrees to vote all Shares in favor of the transactions contemplated by this Agreement, and

               (ii) each CG Seller agrees to grant, upon the execution and delivery of this Agreement, a proxy to Jon H. I. Grouf to vote such CG Seller's Shares as indicated in Section 5.1(b)(i) above. Each CG Seller intends such proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by him, her or it with respect to such CG Seller's Shares; PROVIDED, that such proxy shall terminate and be deemed revoked upon the termination of this Agreement pursuant to Section 7 hereof.

          (c) Each shareholder of Newco has voted in favor of the transactions contemplated by this Agreement by unanimous written consent in lieu of special meeting of shareholders, a copy of which is attached hereto as EXHIBIT E.

     SECTION 5.2 ACCESS AND INFORMATION. (a) From the date hereof, Newco shall be entitled to make or cause to be made such reasonable investigation of the Company and its Subsidiaries, and the financial and legal condition thereof, as Newco deems reasonably necessary or advisable, and the Company shall cooperate with any such investigation. In furtherance of the foregoing, but not in limitation thereof, the Company will, and will cause each of its Subsidiaries to provide Newco and its financing sources and their respective agents and representatives or cause them to be provided with full access to any and all of its management personnel, representatives, premises, properties, contracts, commitments, books, records and other information of the Company and the Subsidiaries upon reasonable notice during regular business hours and shall furnish such financial and operating data, projections, forecasts, business plans, strategic plans and other data relating to the Company, the Subsidiaries and their respective businesses as Newco, its financing sources and their respective agents and representatives shall reasonably request from time to time, including all information necessary to satisfy closing conditions for obtaining financing for the transactions contemplated hereby. No investigation by Newco heretofore or hereafter made shall modify or otherwise affect any representations and warranties of the Company and the Sellers, which shall survive any such investigation, or the conditions to the obligation of Newco to
consummate the transactions contemplated hereby.   Newco agrees to conduct any
such inquiries with reasonable discretion and sensitivity to the Company's relationships with its employees, customers and suppliers.

     (b) All information disclosed in writing, whether before or after the date hereof, pursuant to this Agreement or in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives in accordance with the confidentiality agreement dated September 5, 1996 by and between the Company and Affiliates of Newco (the "CONFIDENTIALITY AGREEMENT") and shall not be used by any Person, other than in connection with the transactions contemplated by this Agreement.

     SECTION 5.3 CONDUCT OF BUSINESS BY THE COMPANY. From the date hereof to the Effective Time, the Sellers shall use their reasonable best efforts to cause the Company to, and the Company will and will cause each of its Subsidiaries to, except as otherwise expressly provided herein, or consented to in writing by
Newco:

     (a) conduct its business only in the ordinary and regular course in substantially the same manner heretofore conducted;

     (b) use its reasonable best efforts to take all such actions as Newco may reasonably request in connection with satisfying the conditions necessary for Newco to obtain the financing necessary to consummate the transaction contemplated hereby;

     (c) use its reasonable best efforts to keep in full force and effect its corporate existence and all material rights, franchises, Proprietary Rights and goodwill relating or obtaining to its business;

     (d) cause each of the Company and its Subsidiaries to be duly qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary;

     (e) use its reasonable best efforts, consistent with past custom and practice, to retain its employees and preserve its present relationships with customers, suppliers, contractors, distributors and such employees, and continue to compensate such employees consistent with past practices;

     (f) maintain the Proprietary Rights so as not to affect adversely any registration or application for registration thereof or the validity or enforcement thereof, maintain its other assets in customary repair, order and condition and maintain insurance reasonably comparable to that in effect on the date of this Agreement; and in the event of any casualty, loss or damage to any of such assets repair or replace such assets with assets of comparable quality and value;

     (g) use its reasonable best efforts to obtain all authorizations, consents, waivers, approvals or other actions (it being understood and agreed that the Company and the Sellers are not seeking approval under the HSR Act based on Newco's representation set forth in Section 4.7) necessary or desirable to consummate the transactions contemplated hereby (including, without limitation, paying any expenses in connection therewith) and to cause the other conditions to Newco's obligation to close to be satisfied;

     (h) perform in all material respects all of its obligations under all notes, bonds, mortgages, indentures, licenses, contracts, agreements or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound and not enter into, assume or amend any such contract or commitment other than in the ordinary course of business in accordance with past custom and practice;

     (i) prepare and file all Tax Returns and other Tax reports, filings and amendments thereto required to be filed by it, on a timely basis; PROVIDED, that the Company will not file or amend any income Tax returns without the prior written consent of Newco, which shall not be unreasonably withheld or delayed;

     (j) promptly inform Newco in writing of any material breach of or change in the representations and warranties contained in Article III hereof;

     (k) not enter into any contract, agreement or commitment or take any other action (other than in the ordinary course of business) which, if entered into or taken prior to the date of this

Agreement, would cause any representation or warranty of the Company to be untrue in any material respect or be required to be disclosed on one or more Schedules referred to in Article III (including, without limitation, with respect to Section 3.7);

     (l) not incur, create or suffer to exist any Lien on (i) the shares of Common Stock (other than any Lien in favor of the Company in connection with a pledge of Shares by Marc Tascher) or (ii) any assets of the Company and the Subsidiaries (other than Permitted Encumbrances and the Liens set forth on SCHEDULE 3.22).

     (m) not enter into or become party to any agreement, arrangement or transaction with any of its Affiliates or any of their respective directors, officers, employees (other than in the ordinary course of business, consistent with past custom and practice), shareholders or Relatives, including, without limitation, any (i) loan or advance of funds, or make any other payments, to any of its directors, officers, employees, shareholders or Affiliates, except any loan to Marc Tascher pursuant to his rights to exercise any Tascher Options, which loan shall be secured by a pledge of Shares in accordance with the terms of the Option Agreements executed by March Tascher and the Company, (ii) creation or discharge of any intercompany account, other than in the ordinary course of business consistent with past practice, or (iii) any payment or declaration of any dividend, redemption or other distribution with respect to their respective capital stock;

     (n) except as set forth on SCHEDULE 5.3(n), not incur any material amount of indebtedness, (for purposes of this section, $100,000 shall constitute a material amount); and

     (o) not take or omit to be taken any action, or permit its Affiliates to take or to omit to take any action, which would result in a Material Adverse Effect.

     SECTION 5.4 CLOSING DOCUMENTS. The Sellers shall cause the Company to, and the Company shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered to Newco, the documents or instruments described in Section 6.2. Newco shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to the Company, the documents or instruments described in Section 6.3.

     SECTION 5.5 BEST EFFORTS; FURTHER ASSURANCES. (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement (it being understood and agreed that the Company and the Sellers are not seeking any approval under the HSR Act based on Newco's representations set forth in Section 4.7). Each of the Sellers, the Option Holders, the Company and Newco will use their respective reasonable best efforts to obtain consents of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement. All costs incurred in connection with obtaining such consents shall be borne by the Company and treated in accordance with Section 8.7.

     (b) In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use reasonable best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use reasonable best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

     (c) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would cause any representation or warranty of the Sellers, the Company or Newco as the case may be, contained in the Merger Documents to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or that will result in the failure to satisfy any of the conditions specified in Article VI (provided that such written notice (i) shall specify the representation or warranty so breached and (ii) will not be deemed to amend the Schedules attached hereto unless so accepted as such by Newco in writing prior to the Effective Time, such written acceptance shall be deemed to cure the breach of any such representation or warranty and amend and/or supplement the schedule related to such representation or warranty) and (ii) any failure of the Company, the Sellers, the Option Holders or Newco, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Documents. The Company shall give prompt written notice to Newco of any development which could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.6 PUBLIC ANNOUNCEMENTS. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance by Coranda, S.A. and Newco; PROVIDED, that each party hereto may make any such announcement which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of law or regulation, it being understood and agreed that each party shall promptly provide the other parties hereto with copies of any such announcement.

     SECTION 5.7 THIRD PARTY PROPOSALS. From the date hereof until the earlier of (a) the termination of this Agreement pursuant to Article VII or (b) the Effective Time, neither the Sellers, the Company, nor any Subsidiary shall, and the Sellers and the Company shall cause their respective officers, directors, shareholders (other than with respect to Marc Tascher as to whom the Company and Sellers shall use reasonable best efforts to cause to comply with this Section), employees, agents, representatives or Affiliates of the Sellers, the Company or any Subsidiary (all such Persons, including the Company, the "COMPANY GROUP") not to, initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, or encourage inquiries or proposals (each, an "ACQUISITION PROPOSAL") with respect to, or furnish any information relating to, or otherwise facilitate or participate in any negotiations or discussions concerning, or enter into any agreement with respect to, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, the Company or any Subsidiary or any business combination with the Company or any Subsidiary (a "THIRD PARTY ACQUISITION") other than as contemplated by this Agreement, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. The Company shall notify Newco immediately if any Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, any member of the Company Group. The Company and the Sellers shall, and shall cause each other member of the Company Group to, immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition

Proposal. Each of the Sellers and the Company represents that neither it nor any other member of the Company Group is party to or bound by any agreement with respect to an Acquisition Proposal other than under this Agreement. Each of the Sellers and the Company shall cause each other member of the Company Group to comply with the provisions of this Section 5.7.

                          ARTICLE VI--CONDITIONS TO CLOSING

     SECTION 6.1 MUTUAL CONDITIONS. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

     (a) INJUNCTION. At the Effective Time there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or Governmental Authority of competent jurisdiction to the effect that the Merger may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced by any Governmental Authority or other Person for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any such Governmental Authority indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby.

     (b) FILINGS AND CONSENTS. Except for the filing of the Certificate of Merger with the Secretary of State of New York, all material consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority (other than as required with respect to any Contract) which are required in connection with the execution and delivery of this Agreement and the other Merger Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained or made and shall be in full force and effect.

     SECTION 6.2 CONDITIONS TO THE OBLIGATIONS OF NEWCO. The obligations of Newco to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at Closing of each of the following conditions, any and all of which may be waived, in whole or in part, by Newco to the extent permitted by applicable law:

     (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Company and the Sellers in this Agreement and the Schedules hereto shall be true, correct and complete in all material respects on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), and each of the Company, the Sellers and the Option Holders shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement on or prior to or at Closing.


     (b) NO MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect since the date of the Most Recent Balance Sheet.

     (c) CLOSING DELIVERIES. Prior to or at the Closing, the Company and the Sellers, as applicable, shall have delivered the following closing documents in form and substance reasonably acceptable to Newco's counsel:

          (i) a certificate of the President or a Vice President of the Company and the Seller Representative, dated the Closing Date, to the effect that
     (1) the Person signing such certificate is familiar with this Agreement and
     (2) the conditions specified in Section 6.2(a) and (b) have been satisfied (provided that such certificate shall, on its face and by its terms, terminate at the end of the Closing Date and no liability shall result thereunder after the Closing Date, except with respect to the representations and warranties of the Company or the Sellers, as the case may be, that survive pursuant to Section 8.4.);

          (ii) a certificate of the Secretary or Assistant Secretary of the Company, dated the Closing Date, as to the incumbency of any officer of the Company executing this Agreement or any document related thereto and covering such other matters as Newco may reasonably request;

          (iii) a certified copy of the resolutions of the Company's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

          (iv) a certified copy of the resolutions of the shareholders of the Company adopting and approving this Agreement, the other Merger Documents and the transactions contemplated hereby and thereby;

          (v) copies of, or other proof in a form reasonably acceptable to the Newco that, all authorizations, registrations, consents and approvals disclosed in Schedule 3.4 as necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by Newco;

          (vi) good standing certificates with respect to the Company and each of the Subsidiaries, together with certified charter documents from the secretary of state of their respective states of incorporation, along with certified copies of the bylaws of the Company and each of the Subsidiaries; and

          (vii) such other documents or instruments as Newco reasonably requests to effect the transactions contemplated hereby.

     (d) CERTIFICATE OF MERGER. The Certificate of Merger shall have been duly executed and delivered by the duly authorized officers of the Company.

     (e) OPINIONS OF COUNSEL. Newco shall have received an opinion of Whitman Breed Abbott & Morgan, special counsel to the Sellers, and Golenbock, Eiseman, Assor & Bell, each dated the Closing Date, in form and substance reasonably acceptable to counsel for Newco.

     (f) RESIGNATION OF DIRECTORS. Newco shall have received the resignation of all directors and such officers, as Newco may request, of the Company and each Subsidiary or such directors and officers shall have been removed.

     (g)  DISSENTING SHARES.  There shall be no Dissenting Shares.

     (h) FINANCING. Newco shall have received the cash proceeds of financings in an amount necessary to consummate the Merger and the other transactions contemplated hereby and to pay all fees and expenses in connection therewith and to provide adequate working capital, all on terms and conditions satisfactory to Newco.

     (i) SHAREHOLDERS AGREEMENTS. Each Option Holder receiving the Surviving Common Stock, or any options or warrants to purchase Surviving Common Stock, shall have entered into a Shareholders Agreement, dated as of the Closing Date, by and among the Surviving Corporation, and certain other shareholders of the Surviving Corporation in form and substance satisfactory to Newco and which shall be in full force and effect. The Company shall have delivered to Newco evidence satisfactory to Newco that the Existing Shareholders Agreements shall have been terminated and no longer in force and effect.

     (j) UCC TERMINATION STATEMENTS; PAY-OFF LETTERS. Fully executed UCC-3 Termination Statements and other termination, pay-offs and/or releases, or, at Newco's option, assignments, necessary to terminate, release or assign, as the case may be, all Liens on the properties of the Company and the Subsidiaries and evidence the complete satisfaction in full or assignment, as the case may be, of all obligations for all indebtedness for borrowed money of the Company and the Subsidiaries (including, without limitation, all obligations of principal, interest, fees, premiums, penalties, overdrafts, guarantees, indemnities and breakage costs).

     (k) SERIES A PREFERRED. All outstanding shares of Series A Preferred shall have been redeemed and the Certificates representing such shares have been canceled.

     (l) SERIES B PREFERRED. The Company shall have delivered to Newco evidence satisfactory to Newco that all outstanding shares of Series B Preferred have been surrendered for conversion into Common Stock in accordance with the terms thereof and the Certificates representing such shares have been canceled.

     (m) OPTIONS. The Company shall have delivered to Newco (i) evidence satisfactory to Newco that all Options shall have been either exercised (accompanied by payment in cash or in kind of all amounts payable to the Company by such holders upon the exercise of such Options) or surrendered by the holders thereof and otherwise terminated or (ii) a certificate of the Chief Executive Officer of the Company certifying the termination and cancellation of all unexercised Options and all Option Agreements and any other evidence confirming such termination and cancellation as Newco may reasonably request.

     (n) CERTIFICATES. The Sellers and the Company shall have caused all Certificates to be delivered to Newco or affidavits of lost Certificates in accordance with Section 2.11(b).

     (o) TITLE INSURANCE. A title insurance company selected by Newco (the "TITLE COMPANY") shall be willing to insure at standard rates the Company's or the applicable Subsidiary's marketable title in and to the Owned Property in fee simple, the Company's leasehold estate in any financable (as determined by the Lender) Leased Property (a "FINANCABLE LEASEHOLD") and Lender's mortgage lien on the Owned Property and each Financable Leasehold free and clear of all Liens, defects, claims, leases, or rights of possession (other than Permitted Encumbrances) including such endorsements and affirmative coverages as Newco and Lender shall reasonably require including, without limitation, non-imputation endorsements. The Company and the Subsidiaries shall provide all such affidavits and indemnities as the Title Company reasonably shall require in order to afford such coverages and shall bear all of the costs of obtaining such title insurance.

     (p) SURVEYS. Newco shall have received a survey of each Owned Property and each Leased Property to which the Company holds a Financable Leasehold conforming to the Minimum Standard Detail Requirements jointly established and approved in 1992 by ALTA and ACSM certified to Newco, Lender and the Title Company and showing no defects, encroachments or encumbrances other than other than the matters disclosed in SCHEDULE 3.19. The Company shall bear all of the cost of obtaining such surveys.

     (q) REAL PROPERTY. All Real Property shall be in substantially the same condition and repair as that on the date of this Agreement, reasonable wear and tear excepted.

     (r) LEASES. Newco shall have received from each landlord under a Lease described in Schedule 3.3 as requiring consent, a consent to the transactions contemplated by this Agreement and, to the extent the Company is entitled thereto under any Lease, from each landlord, mortgagee and ground lessor, as appropriate, of any Leased Property, an estoppel certificate and a nondisturbance agreement, in each case in form and substance provided for in such Lease (or, if not so provided, in form and substance reasonably satisfactory to Newco).

     (s) PROPERTY TAXES. Other than as set forth in Section 8.4, the Company shall have timely paid any and all real property transfer, transfer gains, stamp and other similar Taxes, if any, assessed in connection with the transactions contemplated by this Agreement and shall have delivered evidence satisfactory to Newco and the Title Company of the payment of such Taxes, which shall be treated in accordance with Section 8.7.

     (t) TAX AFFIDAVIT. Newco shall have received from the Company an affidavit from the Chief Financial Officer of the Company, in the form of EXHIBIT C hereto.

     SECTION 6.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SELLERS. The obligations of the Company and the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part by the Company and the Seller Representative to the extent permitted by applicable law:

     (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Newco in this Agreement shall be true, correct and complete in all material respects on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), and Newco shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with by each of them under the terms of this Agreement on or prior to or at the Closing.

     (b) CLOSING DELIVERIES. Prior to or at the Closing, Newco shall have delivered to the Company the following closing documents in form and substance reasonably acceptable to its counsel:

          (i) a certificate of the President or a Vice President of Newco, dated the Closing Date, to the effect that (1) the Person signing such certificate is familiar with this Agreement and (2) the conditions specified in Section 6.3(a) have been satisfied (provided that such certificate shall, on its face and by its terms, terminate at the end of the Closing Date and no liability shall result thereunder after the Closing Date, except with respect to the representations and warranties of Newco that survive pursuant to Section 8.4.) ;

          (ii) certificates of the Secretary or Assistant Secretary of each of Newco, dated the Closing Date, as to the incumbency of any officer of Newco, executing this Agreement or any document related thereto and covering such other matters as the Company may reasonably request;

          (iii) certified copies of the resolutions of Newco's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby and thereby; and

          (iv) a certified copy of the resolutions of the shareholders of Newco adopting and approving this Agreement, the Merger and the transactions contemplated hereby.

     (c) UBS INDEMNITY. The CG Sellers shall have received a letter from Bank Julius Baer & Co., Ltd. reasonably satisfactory to the Seller Representative that the UBS Indemnity, solely to the extent that it relates to indebtedness of the Company or any Subsidiary, has been terminated and is of no further force and effect.

     (d) CERTIFICATE OF MERGER. The Certificate of Merger shall have been duly executed and delivered by the duly authorized officers of Newco.

     (e) OPINION OF NEWCO'S COUNSEL. The Company and Sellers shall have received an opinion of Kirkland & Ellis, special counsel to Newco, dated the Closing Date, in form and substance reasonably satisfactory to the Seller Representative's counsel.

     (f) OTHER CERTIFICATES. Such certificates as to the solvency of the Surviving Corporation as the Surviving Corporation delivers to the Lender, if applicable.

                    ARTICLE VII--TERMINATION AMENDMENT AND WAIVER

     SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time, notwithstanding the approval thereof by the shareholders of the Company at any time prior to Closing:

     (a)  by mutual consent of the Company and Newco;

     (b) by either the Company or Newco, if the Merger shall not have been consummated on or before December 6, 1996 (the "TERMINATION DATE");

     (c) by Newco, in the event that the conditions to its obligations set forth in Article VI hereof have not been satisfied or waived at or prior to the Termination Date;

     (d) by the Company, in the event that the conditions to its obligations set forth in Article VI hereof have not been satisfied or waived at or prior to the Termination Date;

     (e) by Newco, if the shareholders of the Company fail to adopt and approve this Agreement and the Merger;


     (f) by the Company or the Sellers, if the shareholders of Newco fail to adopt and approve this Agreement and the Merger; or

     (g) by either Newco or the Company, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 7.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 7.1 hereof, (a) all rights and obligations of the parties hereunder shall terminate and no party shall have any liability to the other party, except for obligations of the parties hereto in Sections 5.2, 5.6 and 8.7, which shall survive the termination of this Agreement, and except nothing herein will relieve any party from liability for any breach of any representation, warranty, agreement or covenant contained herein prior to such termination and (b) Newco shall cease any use of the name "TSI Merger Sub, Inc." or any other name including the name "TSI".

     SECTION 7.3 AMENDMENTS. This Agreement may be amended, at any time prior to the Effective Time, by action taken by the respective Boards of Directors of the Company and Newco and the Seller Representative; PROVIDED, that after approval of the Merger by the shareholders of the Company, no amendment, which under applicable law may not be made without the approval of such shareholders, may be made without such approval. This Agreement (including the provisions of this Section 7.3) may not be amended or modified except by an instrument in writing signed on behalf of all of the parties required pursuant to the preceding sentence.

                              ARTICLE VIII-MISCELLANEOUS

     SECTION 8.1 SELLER REPRESENTATIVE. (a) The Company and each Seller hereby irrevocably appoints Dr. Martin Karrer to act as representative and attorney-in-fact of the Sellers (the "SELLER REPRESENTATIVE") in all matters provided for herein, and any certificate or instrument by the Seller Representative in his capacity as such on behalf of the Sellers shall be deemed to be binding and enforceable against the Sellers. In the event of the death, incapacity, removal or resignation of Dr. Martin Karrer, a successor Seller Representative shall be appointed by a vote of the holders of a majority of the Common Stock owned, as of the Closing Date, by such Sellers individually or as a result of attribution, at a meeting of such shareholders held for such purpose or otherwise by written agreement.

     (b) The Seller Representative shall be fully authorized to take any action (or to determine to take no action) with respect to all claims, and all other notices and communications relating to indemnification in the manner set forth in this Agreement as the Seller Representative then serving hereunder may deem appropriate, including, without limitation, the institution or defense of litigation on behalf of any Seller and the settlement or compromise of any dispute or controversy. The Seller Representative shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provision of this Agreement. In connection with his duties hereunder, the Seller Representative, in his capacity as such, shall be protected in acting or refraining from acting upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to him hereunder and believed by him to be genuine and to have been signed or sent by the proper party or parties and the Seller Representative shall not be liable for anything he may do or refrain from doing in connection with his duties hereunder except as a result of his own gross negligence, willful misconduct or bad faith. The Seller Representative may consult counsel and shall be protected in respect of any action, claim or proceeding brought against the Seller Representative by another Seller if the Seller Representative took or omitted taking any action in good faith on the advice of such counsel.

     SECTION 8.2 REPRESENTATIONS AND WARRANTIES OF SELLERS. Each Seller hereby represents and warrants to Newco as follows:

          (a) AUTHORITY RELATIVE TO THIS AGREEMENT. Such Seller has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Seller and, assuming that this Agreement has been duly and validly authorized, executed and delivered by Newco, this Agreement constitutes a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms.

          (b) OWNERSHIP OF SHARES. Such Seller beneficially owns all of the Shares indicated opposite such Seller's name on SCHEDULE 3.5 hereto, which constitute all the Shares beneficially owned by such Seller, free and clear of all Liens and restrictions on transfer. Other than as provided in this Agreement or as set forth on SCHEDULE 3.5(A), there are no restrictions on the voting rights or rights of disposition pertaining to such Shares.

          (c) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by such Seller of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such Seller is a party or by which such Seller is bound.

     SECTION 8.3 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, two days after the date of mailing, as follows:

          If to Newco:

               c/o Bruckmann, Rosser, Sherrill & Co., Inc.
               126 East 56th Street
               New York, NY  10022
               Facsimile:     (212) 521-3799
               Attention:     Stephen F. Edwards

               with a copy to:

               Kirkland & Ellis

               153 East 53rd Street
               New York, NY 10022-4675
               Facsimile:     (212) 446-4900
               Attention:     Kirk A. Radke, Esq.

          If to the Company:

               Town Sports International, Inc.
               888 Seventh Avenue, Suite 1801
               New York, NY 10106
               Facsimile:     (212) 246-8422
               Attention:     Alex Alimanestianu, Esq.

               with a copy to:

               Golenbock, Eiseman, Assor & Bell
               437 Madison Avenue
               New York, NY 10022
               Facsimile:  (212) 754-0330
               Attention:  Andrew Peskoe, Esq.

          If to the Sellers to:

               Bar & Karrer
               Seefeldstrasse 19
               CH-8024 Zurich
               Switzerland
               Facsimile:     (011) 411 251-3025
               Attention:     Dr. Martin Karrer

               with copies to:

               Dresdner Kleinwort Benson North America LLC
               200 Park Avenue
               New York, NY  10166
               Facsimile:  (212) 351-5988
               Attention:  James R. Freney

               Whitman Breed Abbott & Morgan
               200 Park Avenue
               New York, NY  10166
               Facsimile:  (212) 351-3131
               Attention:  Jon H. I. Grouf, Esq.

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

     SECTION 8.4 SURVIVAL; LIMITATION OF LIABILITY. All representations and warranties shall survive until the Closing Date; PROVIDED, that the representations and warranties set forth in Sections 3.5, 3.23, 4.5, 8.2(a) and 8.2(b) shall survive forever. The parties hereto acknowledge and agree that following the Closing Date, the Sellers and the Option Holders, on the one hand, and the Company, on the other hand, shall have no right of contribution from each other with respect to any liabilities resulting from any breaches of any representation, warranty, undertaking, agreement or covenant set forth herein (subject to the first sentence of this Section 8.4), and that any such liability of the Sellers and the Option Holders shall be apportioned among the Sellers and the Option Holders based on the relative number of shares of Common Stock, on a fully diluted basis, held by each such Seller and Option Holder.

     SECTION 8.5 EXHIBITS AND SCHEDULES. All exhibits and schedules hereto, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

     SECTION 8.6 TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York City, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

     SECTION 8.7 TRANSFER TAXES; EXPENSES. (a) Sellers shall be liable for, and shall pay when due, any transfer, gains, documentary, sales, use, registration, value added or other similar Taxes payable by reason of the transactions contemplated by this Agreement (the "TRANSFER TAXES") up to and including the amount of such Transfer Taxes estimated in the Tax Return described in the immediately following sentence (provided that if (i) the actual amount of Transfer Taxes exceeds such estimated amount, Sellers shall not be liable for such excess and (ii) the actual amount of Transfer Taxes is less than such estimated amount, such difference shall be treated in accordance with
Section 2.8), and the Company and the Sellers shall, at their own expense, file necessary Tax Returns and other documentation with respect to all such Transfer Taxes. At least ten (10) business days prior to Closing, the Company shall provide Newco with a draft copy of the Tax Return for such Transfer Taxes in form and substance reasonably satisfactory to Newco and prepared by Coopers & Lybrand, the Company's independent tax accountants, which shall set forth the Company's estimate of such Transfer Taxes, and such estimate shall be used for purposes of Sections 2.8 and 8.7(b).

     (b) Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein. Newco understands and acknowledges that all out-of-pocket fees and expenses incurred or to be incurred by the Company and the CG Sellers in connection with the transactions contemplated hereby (including, without limitation, the fees and expenses described in Section 3.23) will be paid in full by the Company in cash at or prior to the Closing and to the extent that the sum of (a) any such expenses PLUS (b) the estimated amount of Transfer Taxes set forth in the draft Tax Return described in Section 8.7(a), exceeds $1,000,000, such excess shall reduce the Merger Consideration as set forth in
Section 2.8. No later than 24 hours before the time of the Closing, and no earlier than 48 hours before the time of the Closing, the Company shall provide to Newco a certificate of the chief financial officer of the

Company and the Seller Representative setting forth in reasonable detail the true and correct amount of costs and expenses (whether paid or payable) incurred by the Company and the CG Sellers in connection with the Merger (including, without limitation, all such costs and expenses relating to the Company and the CG Sellers obtaining shareholder approval for the Merger and obtaining the consent of any Governmental Authority or third party as contemplated hereby).

     SECTION 8.8 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law or conflicts of law principles thereof. Any legal action or proceeding with respect to this Agreement or any document related hereto may be brought in the courts of the State of New York or the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Newco, the Company, each Seller and each Option Holder hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of such action or proceeding in such respective jurisdictions.

     SECTION 8.9 ASSIGNMENT; SUCCESSORS AND ASSIGNS; NO THIRD PARTY RIGHTS. Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void; PROVIDED, that Newco may, without such written consent assign, directly or indirectly, any or all of its rights and obligations hereunder to any of its Affiliates, to any Person which provides financing to Newco, the Surviving Corporation or any of their respective Subsidiaries, or to any subsequent purchaser of the Surviving Corporation or any of its Subsidiaries (whether through merger, consolidation, sale of stock, sale of assets or otherwise). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

     SECTION 8.10 COUNTERPARTS. This Agreement may be executed in counterparts, any one of which may be by facsimile followed by the originally executed document forwarded immediately thereafter to the other parties hereto, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     SECTION 8.11 TITLES AND HEADINGS. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

     SECTION 8.12 ENTIRE AGREEMENT. This Agreement, including the Schedules attached thereto, and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters including, without limitation, the letter of intent dated October 15, 1996.

     SECTION 8.13 SEVERABILITY. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

     SECTION 8.14 NO STRICT CONSTRUCTION. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

     SECTION 8.15 SPECIFIC PERFORMANCE. Each of the Company, the Sellers, the Option Holders and Newco acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other party's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

     SECTION 8.16 WAIVER OF JURY TRIAL. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.
                                    *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         TOWN SPORTS INTERNATIONAL, INC.


                         By: /s/ Mark Smith
                            -----------------------------
                         Name: Mark Smith
                         Title: CFO



                         TSI MERGER SUB, INC.


                         By: /s/ Stephen Edwards
                            -----------------------------
                         Name: Stephen Edwards
                         Title: President



                         AS SELLERS:

                         CORANDA S.A.


                         By: /s/ Karrer, Allarney
                            -----------------------------
                         Name: Karrer, Allarney
                         Title:


                              /s/ Gerarda de Orleans-Borbon
                              -----------------------------------
                              Gerarda de Orleans-Borbon



                         AS SELLERS' REPRESENTATIVE:


                                      /s/ Karrer, Allarney
                              -----------------------------------

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Carol Cornbill
   -----------------------------

Name: Carol Cornbill

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Mona Buzman
   -----------------------------

Name: Mona Buzman

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Richard Pyle
   -----------------------------

Name: Richard Pyle

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Deborah Smith
   -----------------------------

Name: Deborah Smith

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Bob Colvo
   -----------------------------

Name: Bob Colvo

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Alex Alimanestiam
   -----------------------------

Name: Alex Alimanestiam

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Margaret Stevens
   -----------------------------

Name: Margaret Stevens

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Edward Trainor
   -----------------------------

Name: Edward Trainor

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Nina Duchaine
   -----------------------------

Name: Nina Duchaine

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Robert Giardina
   -----------------------------

Name: Robert Giardina

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Mark Smith
   -----------------------------

Name: Mark Smith

                            OPTION HOLDERS' SIGNATURE PAGE



By: /s/ Leslie Kimerling
   -----------------------------

Name: Leslie Kimerling